UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

CRAY INC.
 (Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As reported on a Current Report on Form 8-K filed on June 6, 2008, certain of our executive officers entered into Rule 10b5-1 plans for pre-arranged sales of our Common Stock. The sales covered by these plans were to generate sufficient cash to cover applicable federal and state income tax withholding obligations arising out of the vesting of shares of restricted stock previously granted to these executive officers.

In particular, our June 6, 2008, report described planned sales of shares of our Common Stock by:

Peter J. Ungaro, President and Chief Executive Officer – 12,600 shares

Brian C. Henry, Executive Vice President and Chief Financial Officer – 7,000 shares

Steven L. Scott, Senior Vice President and Chief Technology Officer – 5,000 shares, and

Kenneth D. Roselli, Corporate Controller – 900 shares

Messrs: Ungaro, Henry, Scott and Roselli each cancelled their respective 10b5-1 plans and did not sell any shares of our Common Stock.

The information in Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 19, 2008

Cray Inc.

By: /s/  Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel